Exhibit 5.2

November 19, 2018

Costamare Inc.

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel for Costamare Inc., a Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration under the Securities Act and the proposed issuance and resale from time to time pursuant to Rule 415 under the Securities Act of up to an aggregate amount of $30,300,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), including the associated preferred stock purchase rights (the “Rights”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, we are of the opinion that:

1. To the extent governed by the laws of the State of New York, the Stockholders Rights Agreement made and entered into as of October 19, 2010 by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Stockholders Rights

Agreement”) has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and to the extent governed by the laws of the State of New York, the Rights have been duly authorized, validly executed and delivered by the Company and the Rights constitute legal, valid and binding obligations of the Company entitled to the benefits of the Stockholders Rights Agreement and enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

We are admitted to practice in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Republic of the Marshall Islands. With respect to all matters of Marshall Islands law, we note that you are being provided with the opinion, dated the date hereof, of Cozen O’Connor (New York), special counsel on Marshall Islands law to the Company.

We understand that we may be referred to as counsel for certain matters relating to United States law in the prospectus and in any prospectus supplement forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5.2 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Costamare Inc.

7 rue du Gabian

MC 98000

MONACO

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